g3

54.5 54.5 54.5 54.3 53.9 48 (20) (8) (175) (396) 2QFY18 3QFY18 4QFY18 1QFY19 2QFY19 Net Additions (Losses) - In Thousands End of Period Connections - In Millions The company had 396,000 net losses in the current quarter compared with 20,000 net losses in the year-ago period and 175,000 net losses in the prior quarter. Sprint ended the quarter with 53.9 million connections, including 33.4 million postpaid, 8.4 million prepaid, and 12.1 million wholesale and affiliate connections.

Customer Metrics | 5

Postpaid net additions were 273,000 during the quarter compared to net additions of 109,000 in the year-ago period and 134,000 in the prior quarter. Both the year-over-year and sequential increases were primarily driven by higher data device net additions. The current quarter included 107,000 net migrations from prepaid to non-Sprint branded postpaid, compared to 81,000 in the prior year and 116,000 in the prior quarter.



Postpaid Net Additions
In Thousands
109
309
169
134
273
2QFY18
3QFY18
4QFY18
1QFY19
2QFY19



Postpaid Total Churn and Postpaid Phone Churn
1.78%
1.73%
1.85%
1.84%
1.82%
1.81%
1.78%
1.74%
1.91%
1.87%
2QFY18
3QFY18
4QFY18
1QFY19
2QFY19
Postpaid Phone Churn
Postpaid Total Churn

Postpaid total churn of 1.87 percent for the quarter compared to 1.78 percent in the year-ago period and 1.74 percent in the prior quarter. The year-over-year increase was primarily driven by higher phone churn that was partially offset by lower data device churn. The sequential increase was primarily driven by seasonally higher phone churn.

Postpaid phone churn of 1.91 percent compared to 1.73 percent in the year-ago period and 1.78 percent in the prior quarter. The year-over-year increase was mostly driven by customers rolling off promotional offers and competitive pressures, while the sequential increase was driven by typical seasonality.

Sprint Quarterly Investor Update – Fiscal 2Q19

Postpaid phone net losses of Postpaid Phone Net Losses In Thousands 91,000 compared to net losses of 34,000 in the year-ago period and 128,000 in the prior quarter. The year-over -year increase in net losses (34) (26) was primarily driven by higher churn, partially offset by higher gross (91) additions. The sequential decrease in (128) net losses was driven by higher gross (189) additions, partially offset by 2QFY18 3QFY18 4QFY18 1QFY19 2QFY19 seasonally higher churn. The current quarter included 107,000 net migrations from prepaid to non- Sprint branded postpaid, compared to 81,000 in the prior year and 116,000 in the prior quarter. Data device net additions of Data Device Net Additions 364,000 in the quarter In Thousands 358 364 compared to net additions of 335 143,000 in the year-ago period 262 and 262,000 in the prior quarter. Both the year-over- 143 year and sequential increases were driven by tracking devices, wearables, connected car devices, tablets, and other 2QFY18 3QFY18 4QFY18 1QFY19 2QFY19 connected devices.

Customer Metrics | 7

Average postpaid accounts of 11.3 million were stable both sequentially and year-over-year.

Average postpaid connections per account of 2.95 at quarter end compared to 2.88 in the year-ago period and 2.93 in the prior quarter. The year-over-year increase was driven by higher data devices per account.


Average Postpaid Accounts and Connections per Account
11,207
11,196
11,184
11,208
11,265
2.88
2.89
2.92
2.93
2.95
2QFY18
3QFY18
4QFY18
1QFY19
2QFY19
Average Postpaid Connections per Account
Average Postpaid Accounts (in 000s)

Prepaid net losses of 207,000 during the quarter compared to net losses of 14,000 in the year-ago period and 169,000 in the prior quarter. The year-over-year decrease was primarily driven by lower gross additions as a result of exiting certain channels and less aggressive handset promotions, while the sequential decline was driven by seasonally higher churn. The current quarter included 107,000 net migrations from prepaid to non-Sprint branded postpaid, compared to 81,000 in the prior year and 116,000 in the prior quarter.

Prepaid churn was 4.94 percent compared to 4.74 percent for the year-ago period and 4.23 percent for the prior quarter. The year-over-year and sequential increases were primarily driven by competitive pressures. In addition, the sequential increase was impacted by seasonality.

Wholesale & affiliate net losses were 462,000 in the quarter compared to net losses of 115,000 in the year-ago period and 140,000 in the prior quarter. The year-over-year and sequential declines were primarily driven by lower connected devices, which generally have a lower APRU than other wholesale and affiliate customers.

Sprint Quarterly Investor Update – Fiscal 2Q19

Activations | 8

Activations

Retail activations were 5.9 million during the quarter compared to 6.0 million in the year-ago period and 5.3 million in the prior quarter. Year-over-year, the decrease was driven by lower prepaid gross additions and retail upgrades that were mostly offset by higher postpaid gross additions. Sequentially, the increase was mostly due to seasonally higher retail gross additions and postpaid upgrades.


Retail Activations
In Millions
Postpaid
Prepaid
6.0
2.2
3.8
6.5
2.0
4.5
5.8
2.1
3.7
5.3
1.8
3.5
5.9
1.9
4.0
2QFY18
3QFY18
4QFY18
1QFY19
2QFY19


Postpaid Upgrades as a Percent of Total Postpaid Subscribers
6.3%
7.7%
6.0%
5.4%
6.0%
2QFY18
3QFY18
4QFY18
1QFY19
2QFY19

Postpaid upgrade rate was 6.0 percent during the quarter compared to 6.3 percent for the year-ago period and 5.4 percent for the prior quarter. The year-over-year decrease was driven by overall industry trends of customers keeping devices longer while the sequential increase was driven by seasonality.

Sprint Quarterly Investor Update – Fiscal 2Q19

Activations | 9

Postpaid device financing represented 78 percent of postpaid activations for the quarter compared to 81 percent for the year-ago period and 79 percent in the prior quarter. At the end of the quarter, 47 percent of the postpaid connection base was active on a leasing agreement compared to 50 percent in the year-ago period and 49 percent in the prior quarter.


Postpaid Device Financing
Total Financed Percentage of Activations
Phone Financed Percentage of Phone Activations
87%
88%
87%
85%
85%
81%
81%
79%
79%
78%
2QFY18
3QFY18
4QFY18
1QFY19
2QFY19

Postpaid phone financing represented 85 percent of phone activations for the quarter compared to 87 percent for the year-ago period and 85 percent in the prior quarter.

Sprint Quarterly Investor Update – Fiscal 2Q19

Network | 10

Sprint Completes Initial Launch of True Mobile 5G Network

Sprint made continued progress on executing its Next-Gen Network plan.

- Sprint has 2.5 GHz spectrum deployed on approximately 85 percent of its macro sites.
- Sprint has approximately 35,000 outdoor small cells deployed including both mini macros and strand mounts.
- Sprint has continued the rollout of Massive MIMO, a breakthrough technology that improves network capacity, enhances LTE performance, and allows for simultaneous use of spectrum for LTE and 5G. The company has thousands of Massive MIMO sites on-air across the country.


~16 million
people covered
Chicago
New York
Washington, D.C.
Kansas City
Los Angeles
Phoenix
Atlanta
Dallas-Fort Worth
Houston
Experience 5G Now
in select areas.
Requires capable plan. 5G coverage will be limited in select cities.
See Sprint.com/sprint5G for actual coverage and availability.

Sprint completed the initial launch of its True Mobile 5G network and recently announced that the service now covers approximately 16 million people within nine metropolitan areas – Atlanta, Chicago, Dallas-Fort Worth, Houston, Kansas City, Los Angeles, New York City, Phoenix and Washington, D.C. In these areas, customers with 5G devices are experiencing dramatically faster speeds, with initial 5G performance results showing a nearly 6X increase in average download speed compared to Sprint LTE.[1] The company is offering 5G capable smartphones from LG, Samsung, and OnePlus, along with a hotspot device from HTC.


Experience
True Mobile
Sprint
5G
5G coverage limited in select cities. LEARN MORE at sprint.com/sprint5G.

Sprint continues to advocate for its merger with T-Mobile to deploy a ubiquitous, nationwide 5G network that includes coverage in rural locations. Sprint's existing 5G deployment shows the potential of 5G, and the combined company is expected to have the resources and technology to bring that potential to reality by building a 5G network that fuels innovation across every industry, dramatically increasing competition, unleashing new economic growth, and creating thousands of jobs and billions of dollars in U.S. economic value. Together, the combined company is expected to lead the world in next-generation technology services and applications, bringing 5G service to nearly all Americans.

[1] Based on analysis by Ookla® of Speedtest Intelligence® data average download speeds for Q3 2019 of 4G LTE and 5G Beta NR results. Ookla® trademarks used under license and reprinted with permission.

Sprint Quarterly Investor Update – Fiscal 2Q19

Financials
| 11

Net operating revenues of $7.8 billion for the quarter decreased $638 million year-over-year and $347 million sequentially. Both the year-over-year and sequential decreases were impacted by lower Lifeline revenue as a result of estimated reimbursements to federal and state governments for subsidies claimed contrary to Sprint's usage policy. Additionally, the year-over-year decrease was driven by lower equipment sales and service revenue, partially offset by higher equipment rentals, while the sequential decline was driven by lower service revenue, equipment sales and rentals.


Net Operating Revenues
Dollars In Billions
$8.4
$8.6
$8.4
$8.1
$7.8
2QFY18
3QFY18
4QFY18
1QFY19
2QFY19


Wireless Service Revenue
Dollars In Billions
$5.5
$5.4
$5.4
$5.3
$5.0
2QFY18
3QFY18
4QFY18
1QFY19
2QFY19

Wireless service revenue of $5.0 billion decreased $453 million year-over-year and $277 million sequentially. Both the year-over-year and sequential decreases were driven by lower Lifeline revenue as a result of estimated reimbursements to federal and state governments for subsidies claimed contrary to Sprint's usage policy and the continued amortization of prepaid contract balances as a result of the adoption of revenue standard ASC 606. Excluding these impacts, total wireless service revenue was relatively stable sequentially and year-over-year.

Wireline revenue of $300 million for the quarter declined $28 million year-over-year and $7 million sequentially. The year-over-year and sequential declines were driven by fewer customers using IP-based data services, as we continue to migrate customers from TDM to Ethernet-based data services.

Sprint Quarterly Investor Update – Fiscal 2Q19

Financials | 12

Postpaid Phone Average Revenue Per User (ARPU) of $50.10 was relatively flat year-over-year and sequentially.


Postpaid Phone Average Revenue Per User (ARPU)
$50.16
$50.01
$50.18
$49.87
$50.10
2QFY18
3QFY18
4QFY18
1QFY19
2QFY19

Postpaid Average Revenue Per User (ARPU) of $42.30 for the quarter decreased 4 percent year-over-year and was relatively flat sequentially. The year-over-year decline was primarily driven by a higher mix of data devices, which generally have a lower monthly recurring charge than phones.


Postpaid Average Revenue Per Account (ARPA)
$126.55
$126.14
$126.12
$124.89
$124.81
2QFY18
3QFY18
4QFY18
1QFY19
2QFY19

Postpaid Average Revenue Per Account (ARPA) of $124.81 for the quarter was relatively flat year-over-year and sequentially. The year-over-year decline was impacted by a higher mix of smaller accounts that migrated from prepaid, partially offset by growth in data devices per account.

Sprint Quarterly Investor Update – Fiscal 2Q19

Prepaid Average Revenue Per User (ARPU) of $30.97 for the quarter decreased 13 percent year- over-year and 4 percent sequentially. The year-over-year and sequential decreases were driven by the continued amortization of prepaid contract balances as a result of the adoption of revenue standard ASC 606. Under the previous revenue recognition standard, prepaid ARPU would have been relatively flat both year-over-year and sequentially. Equipment rentals of $1.3 billion Equipment Rentals increased $77 million year-over-year Dollars In Billions $1.4 $1.4 and decreased $29 million $1.3 $1.3 $1.3 sequentially. The year-over-year growth was mostly driven by an increase in the average selling price of devices, while the sequential decline was primarily driven by a decrease in the number of leased devices. 2QFY18 3QFY18 4QFY18 1QFY19 2QFY19 Equipment sales of $1.2 billion decreased $226 million year-over-year and $28 million sequentially. The year-over-year decrease was primarily driven by a lower average selling price per postpaid device sold and a decline in the number of prepaid devices sold. Sequentially, the decrease was primarily driven by a lower average selling price per postpaid device sold, partially offset by seasonally higher prepaid and postpaid devices sold.

Cost of services (CoS) of $1.8 Cost of Services billion for the quarter increased $81 Dollars In Billions million year-over-year and $65 $1.8 $1.7 $1.7 million sequentially. The year-over- $1.6 $1.6 year and sequential increases were both driven by incremental expenses associated with network investments and higher roaming expenses, partially offset by lower wireline network costs. The year- over-year increase was also 2QFY18 3QFY18 4QFY18 1QFY19 2QFY19 impacted by the adoption of the new leasing standard (Topic 842), while the sequential increase was impacted by seasonality in roaming expenses. Selling, general and administrative Selling, General, and Administrative expenses (SG&A) of $1.9 billion for Dollars In Billions the quarter increased $75 million year-over-year and $29 million $2.0 $2.0 $1.9 $1.9 $1.9 sequentially. The year-over-year increase was mostly driven by higher bad debt expense associated with more installment billing sales. The sequential increase was driven by higher general and administrative 2QFY18 3QFY18 4QFY18 1QFY19 2QFY19 and bad debt expenses, partially offset by lower marketing expenses.

Financials | 15

Cost of equipment sales of $1.4 billion for the quarter decreased $158 million year-over-year and increased $18 million sequentially. The year-over-year decrease was primarily driven by a lower average cost per postpaid device sold and a decline in the number of prepaid devices sold. Sequentially, the increase was driven by seasonally higher prepaid and postpaid devices sold, partially offset by a lower average cost per postpaid device sold.


Cost of Equipment Sales
Dollars In Billions
$1.5
$1.7
$1.6
$1.3
$1.4
2QFY18
3QFY18
4QFY18
1QFY19
2QFY19

Cost of equipment rentals of $240 million for the quarter increased $89 million year-over-year and $15 million sequentially. Both the year-over-year and sequential increases were mostly due to higher phone churn, while the year-over-year increase was also driven by higher device residual values.


Depreciation and Amortization
Dollars In Billions
Network and Other
Equipment Rentals
Amortization
$2.4
$0.2
$1.2
$1.0
$2.4
$0.2
$1.1
$1.1
$2.3
$0.1
$1.1
$1.1
$2.3
$0.1
$1.1
$1.1
$2.2
$0.1
$1.1
$1.0
2QFY18
3QFY18
4QFY18
1QFY19
2QFY19

Depreciation and amortization expense of $2.2 billion for the quarter decreased $134 million year-over-year and $40 million sequentially. The year-over-year decrease was driven primarily by lower equipment rental depreciation due to ongoing evaluations of device residual values based on market rates and lower amortization, partially offset by an increase in network depreciation. Sequentially the decrease was driven by lower network depreciation.

Sprint Quarterly Investor Update – Fiscal 2Q19

Operating income of $237 million for the quarter compared to $778 million in the year-ago period and $455 million in the prior quarter. The current quarter was negatively impacted by lower Lifeline revenue as a result of estimated reimbursements to federal and state governments for subsidies claimed contrary to Sprint’s usage policy, as well as $69 million in merger-related costs, $19 million in severance and exit costs, and $2 million of asset impairments. The year-ago period included a $68 million loss from asset dispositions, $56 million in merger-related costs, $25 million in severance and exit costs, and a net benefit of $32 million from hurricane-related reimbursements. The prior period quarter included a $210 million asset impairment charge primarily related to the Overland Park campus sale, $83 million in merger-related costs, and $27 million in severance and exit costs. Net loss of $274 million for the quarter compared to net income of $196 million in the year-ago period and net loss $111 million in the prior quarter. Adjusted EBITDA* was $2.6 billion for the quarter compared to $3.3 Adjusted EBITDA* billion in the year-ago period and Dollars In Billions $3.0 billion in the prior quarter. Both the year-over-year and sequential $3.3 $3.1 $3.1 $3.0 decreases were driven by lower $2.6 wireless service revenue, mostly due to lower Lifeline revenue as a result of estimated reimbursements to federal and state governments for subsidies claimed contrary to Sprint’s usage policy and the 2QFY18 3QFY18 4QFY18 1QFY19 2QFY19 continued amortization of prepaid contract balances as a result of the adoption of revenue standard ASC 606, along with higher cost of services and SG&A expenses.

Net cash provided by operating Net Cash Provided by Operating Activities Dollars In Billions activities of $2.6 billion for the quarter compared to $2.9 billion in $2.9 $2.8 $2.6 the year-ago period and $2.2 billion $2.2 $2.2 in the prior quarter. Year-over-year, the decrease was primarily driven by lower Adjusted EBITDA*. The sequential increase was driven by seasonally favorable changes in working capital, partially offset by 2QFY18 3QFY18 4QFY18 1QFY19 2QFY19 lower Adjusted EBITDA*. Adjusted free cash flow* of negative $45 million for the quarter compared to positive $525 million Adjusted Free Cash Flow * in the year-ago period and negative Dollars In Millions $58 million in the prior quarter. $525 Year-over-year, the decrease was primarily driven by lower net proceeds of financings related to devices and receivables and lower ($58) ($45) cash flows from operations, ($539) partially offset by higher proceeds ($908) from sale of assets. Sequentially, higher cash flows from operations 2QFY18 3QFY18 4QFY18 1QFY19 2QFY19 were mostly offset by lower net proceeds of financings related to devices and receivables. Cash paid for network capital expenditures was $1.1 billion in the quarter compared to $1.3 billion in the year-ago period and $1.2 billion in the prior quarter.

Liquidity and Debt Dollars In Billions $ 6.9 $1.9 $ 0.7 $ 4.1 $ 0.5 $ 4.3 $ 3.6 Liquidity as of 9/30/19 Current Maturities** Cash and Cash Equivalents Note Maturities Receivables/Device Financing Other Revolver ** Includes maturities due through September 2020 Total liquidity was $6.9 billion at the end of the quarter, including $4.3 billion of cash and cash equivalents.

Wireless Operating Statistics (Unaudited) Quarter To Date Year To Date 9/30/19 6/30/19 9/30/18 9/30/19 9/30/18 Net additions (losses) (in thousands) Postpaid (a) 273 134 109 407 232 Postpaid phone (91) (128) (34) (219) 53 Prepaid (a) (207) (169) (14) (376) (11) Wholesale and affiliate (462) (140) (115) (602) (184) Total wireless net (losses) additions (396) (175) (20) (571) 37 End of period connections (in thousands) Postpaid (a) (b) (c) (d) 33,348 33,075 32,296 33,348 32,296 Postpaid phone (b) (c) 26,379 26,470 26,813 26,379 26,813 Prepaid (a) (b) (c) 8,440 8,647 9,019 8,440 9,019 Wholesale and affiliate (c) (d) (e) 12,128 12,590 13,232 12,128 13,232 Total end of period connections 53,916 54,312 54,547 53,916 54,547 Churn Postpaid 1.87% 1.74% 1.78% 1.81% 1.71% Postpaid phone 1.91% 1.78% 1.73% 1.84% 1.64% Prepaid 4.94% 4.23% 4.74% 4.58% 4.45% Supplemental data - connected devices End of period connections (in thousands) Retail postpaid 3,718 3,453 2,585 3,718 2,585 Wholesale and affiliate 9,585 9,968 10,838 9,585 10,838 Total 13,303 13,421 13,423 13,303 13,423 ARPU (f) Postpaid $ 42.30 $ 42.57 $ 43.99 $ 42.43 $ 43.77 Postpaid phone $ 50.10 $ 49.87 $ 50.16 $ 49.98 $ 49.86 Prepaid $ 30.97 $ 32.15 $ 35.40 $ 31.57 $ 35.83 ARPA(g) Average postpaid accounts (in thousands) 11,265 11,208 11,207 11,236 11,192 Postpaid ARPA $ 124.81 $ 124.89 $ 126.55 $ 124.85 $ 125.74 (a) During the three-month periods ended September 30, 2019 and June 30, 2019, net subscriber additions under the non-Sprint branded postpaid plan offering were 107,000 and 116,000, respectively, and are included in total retail postpaid subscribers above. During the three-month periods ended September 30, 2019 and June 30, 2019, end of period subscribers under the non-Sprint branded postpaid plan offering were 777,000 and 670,000, respectively, and are included in total retail postpaid subscribers above. (b) During the three-month period ended June 30, 2018, we ceased selling devices in our installment billing program under one of our brands and as a result, 45,000 subscribers were migrated back to prepaid from postpaid. (c) As a result of our affiliate agreement with Shentel, certain subscribers have been transferred from postpaid and prepaid to affiliates. During the three-month period ended June 30, 2018, 10,000 and 4,000 subscribers were transferred from postpaid and prepaid, respectively, to affiliates. (d) During the three-month period ended June 30, 2019, one of our postpaid customers purchased a wholesale MVNO and as a result, 167,000 subscribers were transferred from the wholesale to postpaid subscriber base. (e) On April 1, 2018, approximately 115,000 wholesale subscribers were removed from the subscriber base with no impact to revenue. (f) ARPU is calculated by dividing service revenue by the sum of the monthly average number of connections in the applicable service category. Changes in average monthly service revenue reflect connections for either the postpaid or prepaid service category who change rate plans, the level of voice and data usage, the amount of service credits which are offered to connections, plus the net effect of average monthly revenue generated by new connections and deactivating connections. Postpaid phone ARPU represents revenues related to our postpaid phone connections. (g) ARPA is calculated by dividing postpaid service revenue by the sum of the monthly average number of retail postpaid accounts. 60 61 62 63 64 65 66 67

Wireless Device Financing Summary (Unaudited) (Millions, except sales, connections, and leased devices in property, plant and equipment) Quarter To Date Year To Date 9/30/19 6/30/19 9/30/18 9/30/19 9/30/18 Postpaid activations (in thousands) 3,983 3,475 3,772 7,458 7,245 Postpaid activations financed 78% 79% 81% 79% 82% Postpaid activations - operating leases 59% 59% 59% 59% 64% Installment plans Installment sales financed $ 433 $ 417 $ 255 $ 850 $ 468 Installment billings $ 214 $ 209 $ 292 $ 423 $ 617 Installment receivables, net $ 1,110 $ 1,024 $ 838 $ 1,110 $ 838 Equipment rentals and depreciation - equipment rentals Equipment rentals $ 1,330 $ 1,359 $ 1,253 $ 2,689 $ 2,465 Depreciation - equipment rentals $ 1,056 $ 1,029 $ 1,181 $ 2,085 $ 2,317 Leased device additions Cash paid for capital expenditures - leased devices $ 1,786 $ 1,516 $ 1,707 $ 3,302 $ 3,524 Leased devices Leased devices in property, plant and equipment, net $ 6,378 $ 6,424 $ 6,184 $ 6,378 $ 6,184 Leased device units Leased devices in property, plant and equipment (units in thousands) 15,566 15,762 15,392 15,566 15,392 Leased device and receivables financings net proceeds Proceeds $ 2,080 $ 1,120 $ 1,527 $ 3,200 $ 2,883 Repayments (2,210) (890) (1,200) (3,100) (2,270) Net (repayments) proceeds of financings related to devices and receivables $ (130) $ 230 $ 327 $ 100 $ 613 55 56 57 58 59 60 61 62 63 64 65 66 67

Results Tables | 21

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Millions, except per share data)

	Quarter To Date			Year To Date	
	9/30/19	6/30/19	9/30/18	9/30/19	9/30/18
Net operating revenues					
Service revenue	$ 5,273	$ 5,563	$ 5,762	$ 10,836	$ 11,502
Equipment sales	1,192	1,220	1,418	2,412	2,591
Equipment rentals	1,330	1,359	1,253	2,689	2,465
Total net operating revenues	7,795	8,142	8,433	15,937	16,558
Net operating expenses					
Cost of services (exclusive of depreciation and amortization below)	1,775	1,710	1,694	3,485	3,371
Cost of equipment sales	1,359	1,341	1,517	2,700	2,787
Cost of equipment rentals (exclusive of depreciation below)	240	225	151	465	275
Selling, general and administrative	1,936	1,907	1,861	3,843	3,728
Depreciation - network and other	1,065	1,120	1,021	2,185	2,044
Depreciation - equipment rentals	1,056	1,029	1,181	2,085	2,317
Amortization	106	118	159	224	330
Other, net	21	237	71	258	113
Total net operating expenses	7,558	7,687	7,655	15,245	14,965
Operating income	237	455	778	692	1,593
Interest expense	(594)	(619)	(633)	(1,213)	(1,270)
Other income, net	14	28	79	42	121
(Loss) income before income taxes	(343)	(136)	224	(479)	444
Income tax benefit (expense)	64	22	(17)	86	(64)
Net (loss) income	(279)	(114)	207	(393)	380
Less: Net loss (income) attributable to noncontrolling interests	5	3	(11)	8	(8)
Net (loss) income attributable to Sprint Corporation	$ (274)	$ (111)	$ 196	$ (385)	$ 372
Basic net (loss) income per common share attributable to Sprint Corporation	$ (0.07)	$ (0.03)	$ 0.05	$ (0.09)	$ 0.09
Diluted net (loss) income per common share attributable to Sprint Corporation	$ (0.07)	$ (0.03)	$ 0.05	$ (0.09)	$ 0.09
Basic weighted average common shares outstanding	4,098	4,087	4,061	4,092	4,036
Diluted weighted average common shares outstanding	4,098	4,087	4,124	4,092	4,095
Effective tax rate	18.7%	16.2%	7.6%	18.0%	14.4%

NON-GAAP RECONCILIATION - NET (LOSS) INCOME TO ADJUSTED EBITDA* (Unaudited)
(Millions)

	Quarter To Date			Year To Date	
	9/30/19	6/30/19	9/30/18	9/30/19	9/30/18
Net (loss) income	$ (279)	$ (114)	$ 207	$ (393)	$ 380
Income tax (benefit) expense	(64)	(22)	17	(86)	64
(Loss) income before income taxes	(343)	(136)	224	(479)	444
Other income, net	(14)	(28)	(79)	(42)	(121)
Interest expense	594	619	633	1,213	1,270
Operating income	237	455	778	692	1,593
Depreciation - network and other	1,065	1,120	1,021	2,185	2,044
Depreciation - equipment rentals	1,056	1,029	1,181	2,085	2,317
Amortization	106	118	159	224	330
EBITDA* [(1)]	2,464	2,722	3,139	5,186	6,284
Asset impairments [(2)]	2	210	-	212	-
Loss from asset dispositions, exchanges, and other, net [(3)]	-	-	68	-	68
Severance and exit costs [(4)]	19	27	25	46	33
Contract terminations costs [(5)]	-	-	-	-	34
Merger costs [(6)]	69	83	56	152	149
Hurricanes [(7)]	-	-	(32)	-	(32)
Adjusted EBITDA* [(1)]	$ 2,554	$ 3,042	$ 3,256	$ 5,596	$ 6,536
Adjusted EBITDA margin*	48.4%	54.7%	56.5%	51.6%	56.8%
Selected items:					
Cash paid for capital expenditures - network and other	$ 1,109	$ 1,189	$ 1,266	$ 2,298	$ 2,398
Cash paid for capital expenditures - leased devices	$ 1,786	$ 1,516	$ 1,707	$ 3,302	$ 3,524

Sprint Quarterly Investor Update – Fiscal 2Q19

Results Tables | 22

WIRELESS STATEMENTS OF OPERATIONS (Unaudited)
(Millions)

	Quarter To Date			Year To Date	
	9/30/19	6/30/19	9/30/18	9/30/19	9/30/18
Net operating revenues					
Service revenue					
Postpaid	$ 4,218	$ 4,199	$ 4,255	$ 8,417	$ 8,443
Prepaid	792	843	954	1,635	1,936
Wholesale, affiliate and other	35	280	289	315	579
Total service revenue	5,045	5,322	5,498	10,367	10,958
Equipment sales	1,192	1,220	1,418	2,412	2,591
Equipment rentals	1,330	1,359	1,253	2,689	2,465
Total net operating revenues	7,567	7,901	8,169	15,468	16,014
Net operating expenses					
Cost of services (exclusive of depreciation and amortization below)	1,591	1,519	1,466	3,110	2,895
Cost of equipment sales	1,359	1,341	1,517	2,700	2,787
Cost of equipment rentals (exclusive of depreciation below)	240	225	151	465	275
Selling, general and administrative	1,815	1,779	1,749	3,594	3,453
Depreciation - network and other	1,023	1,070	968	2,093	1,940
Depreciation - equipment rentals	1,056	1,029	1,181	2,085	2,317
Amortization	106	118	159	224	330
Other, net	20	230	58	250	95
Total net operating expenses	7,210	7,311	7,249	14,521	14,092
Operating income	$ 357	$ 590	$ 920	$ 947	$ 1,922

WIRELESS NON-GAAP RECONCILIATION (Unaudited)
(Millions)

	Quarter To Date			Year To Date	
	9/30/19	6/30/19	9/30/18	9/30/19	9/30/18
Operating income	$ 357	$ 590	$ 920	$ 947	$ 1,922
Asset impairments [(2)]	1	203	-	204	-
Loss from asset dispositions, exchanges, and other, net [(3)]	-	-	68	-	68
Severance and exit costs [(4)]	19	27	12	46	15
Contract terminations costs [(5)]	-	-	-	-	34
Hurricanes [(7)]	-	-	(32)	-	(32)
Depreciation - network and other	1,023	1,070	968	2,093	1,940
Depreciation - equipment rentals	1,056	1,029	1,181	2,085	2,317
Amortization	106	118	159	224	330
Adjusted EBITDA* [(1)]	$ 2,562	$ 3,037	$ 3,276	$ 5,599	$ 6,594
Adjusted EBITDA margin*	50.8%	57.1%	59.6%	54.0%	60.2%
Selected items:					
Cash paid for capital expenditures - network and other	$ 963	$ 1,027	$ 1,101	$ 1,990	$ 2,120
Cash paid for capital expenditures - leased devices	$ 1,786	$ 1,516	$ 1,707	$ 3,302	$ 3,524

Sprint Quarterly Investor Update – Fiscal 2Q19

WIRELINE STATEMENTS OF OPERATIONS (Unaudited) (Millions) Quarter To Date Year To Date 9/30/19 6/30/19 9/30/18 9/30/19 9/30/18 Net operating revenues $ 300 $ 307 $ 328 $ 607 $ 666 Net operating expenses Cost of services (exclusive of depreciation and amortization below) 256 262 295 518 606 Selling, general and administrative 49 45 53 94 122 Depreciation and amortization 42 47 51 89 100 Other, net 1 7 13 8 18 Total net operating expenses 348 361 412 709 846 Operating loss $ (48) $ (54) $ (84) $ (102) $ (180) WIRELINE NON-GAAP RECONCILIATION (Unaudited) (Millions) Quarter To Date Year To Date 9/30/19 6/30/19 9/30/18 9/30/19 9/30/18 Operating loss $ (48) $ (54) $ (84) $ (102) $ (180) Asset impairments (2) 1 7 - 8 - Severance and exit costs (4) - - 13 - 18 Depreciation and amortization 42 47 51 89 100 Adjusted EBITDA* $ (5) $ - $ (20) $ (5) $ (62) Adjusted EBITDA margin* -1.7% 0.0% -6.1% -0.8% -9.3% Selected items: Cash paid for capital expenditures - network and other $ 30 $ 28 $ 55 $ 58 $ 106 55 56 57 58 59 60 61 62 63 64 65 66 67

CONDENSED CONSOLIDATED CASH FLOW INFORMATION (Unaudited) (Millions) Year To Date 9/30/19 9/30/18 Operating activities Net (loss) income $ (393) $ 380 Asset impairments (2) 212 - Depreciation and amortization 4,494 4,691 Provision for losses on accounts receivable 266 166 Share-based and long-term incentive compensation expense 63 68 Deferred income tax (benefit) expense (106) 39 Amortization of long-term debt premiums, net (31) (67) Loss on disposal of property, plant and equipment 465 343 Deferred purchase price from sale of receivables - (223) Other changes in assets and liabilities: Accounts and notes receivable (435) 85 Inventories and other current assets 503 168 Operating lease right-of-use assets 849 - Accounts payable and other current liabilities (111) (95) Current and long-term operating lease liabilities (955) - Non-current assets and liabilities, net (132) (384) Other, net 121 186 Net cash provided by operating activities 4,810 5,357 Investing activities Capital expenditures - network and other (2,298) (2,398) Capital expenditures - leased devices (3,302) (3,524) Expenditures relating to FCC licenses (16) (70) Change in short-term investments, net 6 (832) Proceeds from sales of assets and FCC licenses 599 272 Proceeds from deferred purchase price from sale of receivables - 223 Other, net (9) 42 Net cash used in investing activities (5,020) (6,287) Financing activities Proceeds from debt and financings 3,364 2,944 Repayments of debt, financing and finance lease obligations (5,826) (2,928) Debt financing costs (12) (248) Proceeds from issuance of common stock, net (33) 276 Net cash (used in) provided by financing activities (2,507) 44 Net decrease in cash, cash equivalents and restricted cash (2,717) (886) Cash, cash equivalents and restricted cash, beginning of period 7,063 6,659 Cash, cash equivalents and restricted cash, end of period $ 4,346 $ 5,773 RECONCILIATION TO CONSOLIDATED FREE CASH FLOW* (NON-GAAP) (Unaudited) (Millions) Quarter To Date Year To Date 9/30/19 6/30/19 9/30/18 9/30/19 9/30/18 Net cash provided by operating activities $ 2,566 $ 2,244 $ 2,927 $ 4,810 $ 5,357 Capital expenditures - network and other (1,109) (1,189) (1,266) (2,298) (2,398) Capital expenditures - leased devices (1,786) (1,516) (1,707) (3,302) (3,524) Expenditures relating to FCC licenses, net (7) (9) (11) (16) (70) Proceeds from sales of assets and FCC licenses 417 182 139 599 272 Proceeds from deferred purchase price from sale of receivables - - 53 - 223 Other investing activities, net 4 - 63 4 60 Free cash flow* $ 85 $ (288) $ 198 $ (203) $ (80) Net (repayments) proceeds of financings related to devices and receivables (130) 230 327 100 613 Adjusted free cash flow* $ (45) $ (58) $ 525 $ (103) $ 533

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (Millions) 9/30/19 3/31/19 ASSETS Current assets Cash and cash equivalents $ 4,262 $ 6,982 Short-term investments 61 67 Accounts and notes receivable, net 3,723 3,554 Device and accessory inventory 963 999 Prepaid expenses and other current assets 1,197 1,289 Total current assets 10,206 12,891 Property, plant and equipment, net 20,562 21,201 Costs to acquire a customer contract 1,712 1,559 Operating lease right-of-use assets 6,885 - Goodwill 4,598 4,598 FCC licenses and other 41,481 41,465 Definite-lived intangible assets, net 1,413 1,769 Other assets 1,071 1,118 Total assets $ 87,928 $ 84,601 LIABILITIES AND EQUITY Current liabilities Accounts payable $ 3,918 $ 3,961 Accrued expenses and other current liabilities 3,198 3,597 Current operating lease liabilities 1,835 - Current portion of long-term debt, financing and finance lease obligations 4,101 4,557 Total current liabilities 13,052 12,115 Long-term debt, financing and finance lease obligations 33,268 35,366 Long-term operating lease liabilities 5,667 - Deferred tax liabilities 7,489 7,556 Other liabilities 2,555 3,437 Total liabilities 62,031 58,474 Stockholders' equity Common stock 41 41 Treasury shares, at cost (16) - Paid-in capital 28,349 28,306 Accumulated deficit (2,106) (1,883) Accumulated other comprehensive loss (418) (392) Total stockholders' equity 25,850 26,072 Noncontrolling interests 47 55 Total equity 25,897 26,127 Total liabilities and equity $ 87,928 $ 84,601 NET DEBT* (NON-GAAP) (Unaudited) (Millions) 9/30/19 3/31/19 Total debt $ 37,369 $ 39,923 Less: Cash and cash equivalents (4,262) (6,982) Less: Short-term investments (61) (67) Net debt* $ 33,046 $ 32,874

SCHEDULE OF DEBT (Unaudited) (Millions) 9/30/19 ISSUER MATURITY PRINCIPAL Sprint Corporation 7.25% Senior notes due 2021 09/15/2021 $ 2,250 7.875% Senior notes due 2023 09/15/2023 4,250 7.125% Senior notes due 2024 06/15/2024 2,500 7.625% Senior notes due 2025 02/15/2025 1,500 7.625% Senior notes due 2026 03/01/2026 1,500 Sprint Corporation 12,000 Sprint Spectrum Co LLC, Sprint Spectrum Co II LLC, and Sprint Spectrum Co III LLC 3.36% Senior secured notes due 2021 09/20/2021 1,750 4.738% Senior secured notes due 2025 03/20/2025 2,100 5.152% Senior secured notes due 2028 03/20/2028 1,838 Sprint Spectrum Co LLC, Sprint Spectrum Co II LLC, and Sprint Spectrum Co III LLC 5,688 Sprint Communications, Inc. 7% Guaranteed notes due 2020 03/01/2020 1,000 7% Senior notes due 2020 08/15/2020 1,500 11.5% Senior notes due 2021 11/15/2021 1,000 6% Senior notes due 2022 11/15/2022 2,280 Sprint Communications, Inc. 5,780 Sprint Capital Corporation 6.875% Senior notes due 2028 11/15/2028 2,475 8.75% Senior notes due 2032 03/15/2032 2,000 Sprint Capital Corporation 4,475 Credit facilities PRWireless secured term loan 06/28/2020 199 Secured equipment credit facilities 2021 - 2022 624 Secured term loans due 2024 02/03/2024 5,885 Credit facilities 6,708 Accounts receivable facility 2021 2,707 Financing obligations, finance lease and other obligations 2020 - 2026 396 Total principal 37,754 Net premiums and debt financing costs (385) Total debt $ 37,369 63 64 65 66 67

NOTES TO THE FINANCIAL INFORMATION (Unaudited) (1) For customers that elect to lease a device rather than purchasing one under our subsidized program, there is a positive impact to EBITDA* and Adjusted EBITDA* from direct channel sales primarily due to the fact the cost of the device is not recorded as cost of equipment sales but rather is depreciated over the customer lease term. Under our device leasing program for the direct channel, devices are transferred from inventory to property and equipment and the cost of the leased device is recognized as depreciation expense over the customer lease term to an estimated residual value. The customer payments are recognized as revenue over the term of the lease. Under our subsidy model, we recognize revenue from the sale of devices as equipment sales at the point of sale and the cost of the device is recognized as cost of equipment sales. During the three and six month periods ended September 30, 2019, we leased devices through our Sprint direct channels totaling approximately $1,309 million and $2,329 million, respectively, which would have increased cost of equipment sales and reduced EBITDA* if they had been purchased under our subsidized program. The impact to EBITDA* and Adjusted EBITDA* resulting from the sale of devices under our installment billing program is generally neutral except for the impact in our indirect channels from the time value of money element related to the imputed interest on the installment receivable. (2) During the second and first quarters of fiscal year 2019, the company recorded non-cash asset impairments primarily related to the sale and leaseback of our Overland Park, Kansas campus. (3) During the second quarter of fiscal year 2018, the company recorded losses on dispositions of assets primarily related to cell site construction and network development costs that are no longer relevant as a result of changes in the company's network plans. (4) During the second and first quarters of fiscal year 2019 and second and first quarters of fiscal year 2018, severance and exit costs consist of severance costs associated with reductions in our work force, and primarily exit costs related to payments that will continue to be made under our backhaul access contracts for which we will no longer receive any economic benefit. (5) During the first quarter of fiscal year 2018, contract termination costs are primarily due to the purchase of certain leased spectrum assets, which upon termination of the spectrum leases resulted in the accelerated recognition of the unamortized favorable lease balances. (6) During the second and first quarters of fiscal year 2019 and second and first quarters of fiscal year 2018, we recorded merger costs of $69 million, $83 million, $56 million and $93 million, respectively, due to the proposed Business Combination Agreement with T-Mobile. (7) During the second quarter of fiscal year 2018 we recognized hurricane-related reimbursements of $32 million.

* FINANCIAL MEASURES Sprint provides financial measures determined in accordance with GAAP and adjusted GAAP (non-GAAP). The non-GAAP financial measures reflect industry conventions, or standard measures of liquidity, profitability or performance commonly used by the investment community for comparability purposes. These measurements should be considered in addition to, but not as a substitute for, financial information prepared in accordance with GAAP. We have defined below each of the *FINANCIAL MEASURES non-GAAP measures we use, but these measures may not be synonymous to similar measurement terms used by other companies. Sprint provides reconciliations of these non-GAAP measures in its financial reporting. Because Sprint does not predict special items that might occur in the future, and our forecasts are developed at a level of detail different than that used to prepare GAAP-based financial measures, Sprint does not provide reconciliations to GAAP of its forward-looking financial measures. The measures used in this release include the following: EBITDA is operating income/(loss) before depreciation and amortization. Adjusted EBITDA is EBITDA excluding severance, exit costs, and other special items. Adjusted EBITDA Margin represents Adjusted EBITDA divided by non-equipment net operating revenues for Wireless and Adjusted EBITDA divided by net operating revenues for Wireline. We believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors because they are an indicator of the strength and performance of our ongoing business operations. While depreciation and amortization are considered operating costs under GAAP, these expenses primarily represent non-cash current period costs associated with the use of long-lived tangible and definite-lived intangible assets. Adjusted EBITDA and Adjusted EBITDA Margin are calculations commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the telecommunications industry. Free Cash Flow is the cash provided by operating activities less the cash used in investing activities other than short-term investments and equity method investments. Adjusted Free Cash Flow is Free Cash Flow plus the proceeds from device financings and sales of receivables, net of repayments. We believe that Free Cash Flow and Adjusted Free Cash Flow provide useful information to investors, analysts and our management about the cash generated by our core operations and net proceeds obtained to fund certain leased devices, respectively, after interest and dividends, if any, and our ability to fund scheduled debt maturities and other financing activities, including discretionary refinancing and retirement of debt and purchase or sale of investments. Net Debt is consolidated debt, including current maturities, less cash and cash equivalents and short-term investments. We believe that Net Debt provides useful information to investors, analysts and credit rating agencies about the capacity of the company to reduce the debt load and improve its capital structure.

SAFE SAFE HARBOR This release includes “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan”, “outlook,” “providing guidance,” and similar expressions are intended to identify information that is not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to our network, subscriber growth, and liquidity; and statements expressing general views about future operating results — are forward-looking statements. Forward-looking statements are estimates and projections reflecting management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, the development and deployment of new technologies and services such as 5G; efficiencies and cost savings of new technologies and services; customer and network usage; subscriber additions and churn rates; service, speed, capacity, coverage and quality; availability of devices; availability of various financings; and the timing of various events and the economic environment. Sprint believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date when made. Sprint undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our company's historical experience and our present expectations or projections. Factors that might cause such differences include, but are not limited to, those discussed in Sprint Corporation’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019 and, when filed, our Form 10-Q for the fiscal quarter ended September 30, 2019. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties. About Sprint: Sprint (NYSE: S) is a communications services company that creates more and better ways to connect its customers to the things they care about most. Sprint served 53.9 million connections as of September 30, 2019 and is widely recognized for developing, engineering and deploying innovative technologies, including the first wireless 4G service from a national carrier in the United States; leading no-contract brands including Virgin Mobile USA, Boost Mobile, and Assurance Wireless; instant national and international push-to-talk capabilities; and a global Tier 1 Internet backbone. Today, Sprint’s legacy of innovation and service continues with an increased investment to dramatically improve coverage, reliability, and speed across its nationwide network and commitment to launching a 5G mobile network in the U.S. You can learn more and visit Sprint at www.sprint.com or www.facebook.com/sprint and www.twitter.com/sprint.